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                                                                    EXHIBIT 99.1

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13 need be filed with respect to the ownership by each of the undersigned of shares of stock of 3-Dimensional Pharmaceuticals, Inc.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         EXECUTED this 8th day of February, 2002.


ABINGWORTH BIOVENTURES SICAV, IN LIQUIDATION

By:      /s/ M.-Rose Dock
         -----------------------------------
         Name:  M.-Rose DOCK

Title:   Liquidator
         -----------------------------------

By:      /s/ Gerard Muller
         -----------------------------------
         Name:  Gerard Muller

Title:   Mandatory
         -----------------------------------


ABINGWORTH BIOVENTURES III A L.P.

By:      Abingworth Management Limited, its Manager

By:      /s/ James Abell
         -----------------------------------
         Name:  James Abell
         Title:   Executive Director


ABINGWORTH BIOVENTURES III B L.P.

By:      Abingworth Management Limited, its Manager

By:      /s/ James Abell
         -----------------------------------
         Name: James Abell
         Title:   Executive Director


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ABINGWORTH BIOVENTURES III C L.P.

By:      Abingworth Management Limited, its Manager

By:      /s/ James Abell
         -----------------------------------
         Name: James Abell
         Title:   Executive Director


ABINGWORTH BIOVENTURES III EXECUTIVES L.P.

By:      Abingworth Management Limited, its Manager

By:      /s/ James Abell
         -----------------------------------
         Name: James Abell
         Title:   Executive Director